EXHIBIT 10.5

LOAN AGREEMENT

This Agreement is entered into as of June 17, 2006 by and Trans-India Acquisition Corporation, a Delaware corporation (“Trans-India”), and the lenders whose names appear on the schedule of loan commitments attached as Exhibit A (the “Lenders”).

Background:

Trans-India considers it prudent to obtain financing in order to enable Trans-India to prepare for an offering of securities. The Lenders, all of whom are shareholders, officers or directors of Trans-India, are willing to provide this financing on the following terms. Trans-India believes that these terms are more favorable to Trans-India than the terms available from other lenders.

Now, therefore, in consideration of the mutual promises, the parties agree as follows:

1. Definitions. As used in this Agreement, the following terms have these meanings:

Contract means any legally binding contract, agreement, obligation, promise or undertaking (whether written or oral, and whether express or implied).

Common Stock means Trans-India’s common stock, par value $.0001 per share.

Pending Offering means Trans-India’s pending underwritten offering of units consisting of shares of Common Stock and warrants pursuant to the Registration Statement on Form S-1 that Trans-India intends to file with the Securities and Exchange Commission.

2. Loans and Notes.

(a) Loan Commitments. Subject to and upon the terms and conditions of this Agreement, each Lender commits to lend to Trans-India the amount shown opposite the Lender’s name on the schedule of loan commitments attached as Exhibit A (the Lender’s “Loan Commitment Amount”), for a total loan commitment by the Lenders of $400,000 (the “Loan Commitment Amount”)

(b) Borrowings. Subject to and upon the terms and conditions of this Agreement, Trans-India shall have the right to borrow all or any portion of the Loan Commitment Amount from the Lenders at any time prior to March 1, 2007, upon five days’ prior written request to the Lenders. If Trans-India initially borrows less than the full Loan Commitment Amount, Trans-India may borrow all or any portion of the remaining Loan Commitment Amount at any time prior to March 1, 2007, upon five days’ prior written request to the Lenders. Trans-India shall not have the right to borrow on more than three occasions.

(c) Loans. Upon Trans-India’s request, in accordance with Paragraph 1(b), to borrow all or any portion of the Loan Commitment Amount, each Lender shall make a loan to Trans-India (a “Loan”) equal to the product of (i) the amount that Trans-India has requested to borrow multiplied by (ii) a fraction, the numerator of which is the Lender’s Loan Commitment, and the denominator of which is the full Loan Commitment Amount.

(d) Interest. Interest shall accrue on each Loan at the rate of five percent (5%) from disbursement of the Loan and shall be payable in full at the time of maturity of the Loan.

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(e) Maturity. The principal balance of the Loans shall be repayable upon the earlier of the consummation of Trans-India’s Pending Offering or March 1, 2007.

(f) Note. Each Loan shall be evidenced by a note from Trans-India in the form of the subordinated note attached as Exhibit B (the “Note”).

3. Trans-India’s Representations and Warranties. In order to induce the Lenders to enter into this Agreement, Trans-India represents and warrants to Lenders that the statements in this Paragraph 3 are true and correct in all material respects as of the date of this Agreement, and will be true and correct in all material respects as of the date of disbursement of each Loan as if made on and as of the date of disbursement:

(a) Trans-India has the corporate right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement, and Trans-India’s execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action.

(b) This Agreement constitutes, and upon Trans-India’s execution and delivery of each Note, each Note will constitute, a legal, valid and binding obligation of Trans-India, enforceable against it in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, and by legal and equitable limitation on the availability of specific remedies).

(c) Trans-India is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under all Contracts.

(d) Trans-India’s execution, delivery and performance of this Agreement will not, either directly or indirectly (and with or without notice or the passage of time or both): (i) violate or conflict with any organizational document of Trans-India or any resolution adopted by its board of directors or stockholders; or (ii) result in a breach of or default by Trans-India under any contract.

(e) Trans-India’s execution, delivery and performance of this Agreement do not require any notice to, filing with, permit from or other consent or approval of any governmental body or other person.

4. Conditions to Loans. The obligation of each Lender to make any Loan that the Lender is otherwise required to make under this Agreement is subject to satisfaction of both of the following conditions:

(a) Trans-India is not in breach or default under any provision of this Agreement or under any Note that it may have delivered pursuant to this Agreement; and

(b) Trans-India’s representations and warranties in Paragraph 3 are true and correct in all material respects as of the date of disbursement of the Loan as if made on and as of the date of disbursement.

5. Relative Priority Among Notes. All rights under each Note rank shall rank equally with the rights under all of the other Notes, and no holder of any Note shall have rights senior to the rights of the holder of any other Note. Trans-India shall not make any payment or prepayment in respect of any Note unless it makes payments or prepayments in respect to all other Notes pro-rate in proportion to the outstanding principal amount of each Note.

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6. Lenders’ Representations and Warranties. Each Lender, for himself alone, represents and warrants to Trans-India in respect to Lender’s acquisition of the Notes and the Warrants as follows:

(a) The Lender is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended.

(b) The Lender is acquiring the Notes for his or its own account as principal, for investment purposes, and not with a present view to the further sale or distribution of the Notes.

(c) The Lender acknowledges that the Notes will not have been registered under the Securities Act of 1933, as amended, or registered or qualified under any state securities laws.

7. Amendments. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party or parities to be bound by the modification or amendment.

8. Captions. The captions of paragraphs and subparagraphs of this Agreement are for convenience only and shall not affect this the construction or interpretation of this Agreement.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original copy of this Agreement and all of which, when taken together, shall be considered to constitute one and the same agreement.

10. Governing Law. This Agreement shall be governed by the laws of the State of Delaware without regard to conflicts of law principles.

11. Binding Effect. This Agreement shall apply to, be binding in all respects upon and inure to the benefit of parties and their respective heirs, legal representatives, successors and assigns.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have duly executed this Loan Agreement as of the date first written above.

Trans-India Acquisition Corporation

By:	/S/ BOBBA VENKATADRI
Bobba Venkatadri,
President

Marillion Pharmaceuticals India Pvt. Ltd.

By:	/S/ RAMESH ALUR
Ramesh Alur,
Authorized Officer

Business Ventures Corp.

By:	/S/ STEVEN COLMAR
Steven Colmar,
President

/S/ EDMUND M. OLIVIER
Edmund M. Olivier

[Signature Page to Loan Agreement]

Exhibit A

Founding Member	Percentage	Dollar Amount
Marillion Pharmaceuticals India Pvt. Ltd.	55.90%	$223,600.00
Business Ventures Corp.	40.37%	$161,480.00
Edmund M. Olivier	3.73%	$14,920.00

Total	100.00%	$400,000.00

Exhibit B

PROMISSORY NOTE

NEITHER THIS NOTE NOR ANY SECURITY ISSUABLE IN CONNECTION THEREWITH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO INTEREST IN THIS NOTE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT), OR (iii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT WHERE THE HOLDER HAS FURNISHED TO TRANS-INDIA ACQUISITION CORPORATION, AN OPINION OF ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

TRANS-INDIA ACQUISITION CORPORATION

PROMISSORY NOTE

$	July , 2006
Chicago, Illinois

FOR VALUE RECEIVED, Trans-India Acquisition Corporation, a Delaware corporation (“Payor”), having its executive office and principal place of business at 300 South Wacker Drive, Suite 1000, Chicago, Illinois 60606, hereby promises to pay to                         , an individual residing at                                          (“Payee”) on the Maturity Date as described in Paragraph 1.3 hereof, at Payee’s address set forth above, the principal sum of up to                      ($            ), together with interest thereon as set forth in paragraph 1.1 hereof.

Payee may from time to time request draws against the full principal amount of this Note. Provided that Payee remains in compliance with the terms and conditions of this Note, Payor shall furnish to Payee the amount specified in each such draw request within five days thereof, up to the maximum amount of $                .

This Note is one of several Notes (individually a “Note” and collectively the “Notes”) issued pursuant to a Loan Agreement of even date herewith by and among the Borrower and certain lenders (the “Loan Agreement”). All rights under this Note rank equally with all rights under all other Notes, and no holder of this Note shall have rights senior to the rights of the holders of all or any other Notes. Notwithstanding anything contained herein to the contrary no payment or prepayment of this Note shall be made, except insofar as payments or prepayments are made with respect to all Notes pro-rata in proportion to the then outstanding principal amount of each such Note.

All or any part of the indebtedness evidenced by this Note may be prepaid without penalty at any time, together with the accrued interest on the principal so prepaid to the date of such prepayment.

1. Interest and Payment.

1.1. The principal amount of this Note outstanding from time to time shall bear simple interest from the date hereof through the Maturity Date at the rate of five percent (5%) per annum (the “Note Rate”).

1.2. If payment of the principal amount of this Note, together with accrued unpaid interest thereon at the Note Rate is not paid on the Maturity Date, or on any date at which the principal of, and accrued unpaid interest on, this Note are declared to be or become due and payable prior to the Maturity Date as provided herein then interest shall accrue on such unpaid amount from and after such date of default to the date of the payment in full of such unpaid amount (including from and after the date of the entry of judgment in favor of Payee in an action to collect this Note) at an annual rate equal to 9%.

1.3 The principal balance of this Note shall be repayable at the Maturity Date, which shall occur upon the earlier of the consummation of Trans-India’s Pending Offering (as defined in the Loan Agreement) or March 1, 2007.

2. Replacement of Note. In case this Note is mutilated, destroyed, lost or stolen, Payor shall, at its sole expense, execute and deliver, a new Note, in exchange and substitution for this Note, if mutilated, or in lieu of and substitution for this Note, if destroyed, lost or stolen. In the case of destruction, loss or theft, Payee shall furnish to Payor indemnity reasonably satisfactory to Payor, and in any such case, and in the case of mutilation, Payee shall also furnish to Payor evidence to its theft of this Note and of the ownership thereof. Any replacement Note so issued shall be in the same outstanding principal amount as this Note and dated the date of this Note.

3. Events of Default. If any of the following events (each an “Event of Default”) shall occur:

3.1. The dissolution of Payor or any vote in favor thereof by its board of directors or stockholders; or

3.2. Payor shall make an assignment for the benefit of creditors, or file with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, or there shall be filed by Payor a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or there shall be filed against Payor any such application or petition, which application or petition is not dismissed or withdrawn within thirty (30) days from the date of filing thereof; or

3.3 Payor shall fail to pay the principal of, or interest on this Note, as and when the same shall become due and payable; or

3.4 Payor shall admit in writing its inability to pay its debts as they mature; then, upon the occurrence of any such Event of Default and at any time thereafter, Payee shall have the right to declare the principal of, accrued unpaid interest on, and all other amounts payable under this Note to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable to Payee, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

4. Restriction on Transfer. This Note has not been registered under the securities laws of the United States of America or any state thereof. This Note has been acquired for investment. Accordingly, no interest in this Note may be offered for sale, sold or transferred, in the absence of registration and qualification of this Note under applicable federal and state securities laws or an opinion of counsel of Payee reasonably satisfactory to Payor that such registration and qualification are not required.

5. Waiver of Liability. This Note is an obligation of the Payor, and the Payee hereby acknowledges and agrees that no stockholder, director, officer, incorporator or controlling person or any other person associated with the Payor shall have any liability with respect to this Note.

6. Miscellaneous.

6.1. The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

6.2. All notices required or permitted to be give hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, facsimile transmission, or overnight courier, to the address of the intended recipient set forth in the first paragraph of this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions hereof.

6.3. This Note and the obligations of Payor and the rights of Payee shall be governed by and construed in accordance with the laws of the State of Delaware.

TRANS-INDIA ACQUISITION CORPORATION

By:

Acknowledgment:

By: